UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Activision Blizzard, Inc.

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Answering Your Questions

Overview of Contents

•	Rationale

•	What this means for employees

•	Partnerships, platforms, and pipeline

•	Culture

•	Path to close / Integration

•	External communications

If you have any additional questions, please reach out to your HR representative.

Rationale

1.	Why is Microsoft acquiring Activision Blizzard?

•	Activision Blizzard and Microsoft are two strong brands that have endured and thrived in a competitive marketplace for decades. They know each other well and have a great deal of respect for each other.

•	Together, Activision Blizzard and Microsoft will help shape the future of interactive entertainment and drive engagement with some of the most popular games on one of the world's premier networks of platforms and devices.

•	Microsoft recognizes and values the depth of talent and expertise at Activision Blizzard. This accomplished team and creative DNA, along with Activision Blizzard's library of premium games, combined with Microsoft's technological, distribution, and cloud capabilities will create a foundation for the combined company to continue to succeed in an increasingly competitive marketplace and rapidly evolving industry landscape including legacy and new players seeking market share.

•	This is beneficial for our gaming community. The combination of Microsoft and Activision Blizzard gives players more choice to play the games they want, anywhere. Microsoft intends to offer as many Activision Blizzard games as it can within Game Pass, which should expand reach and engagement.

2.	Why is Activision Blizzard entering into the transaction now?

•	This is the right transaction, with the right buyer, at the right time.

•	The entertainment landscape is hitting an inflection point that will benefit companies that evolve in order for them to remain relevant and competitive. Bobby and the Board of Directors unanimously agreed this is an exciting opportunity for Activision Blizzard and its shareholders.

•	Together, Activision Blizzard and Microsoft will drive innovation, creativity, and advancement in the industry and create another competitive force in the metaverse.

What this means for employees

3.	How will this transaction impact my day-to-day responsibilities?

•	Until transaction close, which we expect to be in Microsoft's fiscal year ending June 2023, it remains business as usual and both companies will continue to operate independently.

•	Following closing we do not anticipate a lot of changes in jobs. Both companies are committed to empowering the teams to do what they love in a culture that prioritizes inclusion.

•	Activision Blizzard and Microsoft are committed to empowering the teams to do what they love in a culture that prioritizes inclusion--a culture where everyone is invited to play. Enabling teams to do their best work and create games to reach the biggest audience possible is a win for everyone.

4.	Will there be layoffs as a result of this transaction?

•	Microsoft has made it clear that they want to preserve and grow the value that Activision Blizzard brings, and that includes the talented team at Activision Blizzard.

•	We anticipate Microsoft's diversified operation will create meaningful opportunities for Activision Blizzard employees and will provide Activision Blizzard with access to additional world-class developer talent who will collaborate with you, our existing, incredible talent.

5.	Can I apply to other roles in Activision Blizzard and/or Microsoft?

•	Until the deal closes, anyone applying to Microsoft would be considered an external candidate.

6.	Will this affect my pay, pensions or benefits, including vacation? Will my compensation / benefits change when I become a Microsoft employee?

•	We expect to continue with our current programs through closing. We are still working to finalize the specifics of the future organization and will provide updates as we are able.

7.	What will happen to my outstanding equity awards? Will they be converted to Microsoft shares?

•	Please see our public filings on this matter including the proxy statement, which will include a summary of the treatment of employee equity and will be filed in due course.

8.	Will this impact the 2021 review process or performance / bonus in any way?

•	This news will not affect the 2021 review process, or performance and bonus processes.

9.	How will this announcement impact promotions? Will promotions / salary increases still be given while the deal is in process?

•	We do not anticipate that this news will affect promotions or planned salary increases before transaction close.

10.	If I'm on a work visa, how does this impact the visa process?

•	After transaction close, Microsoft will partner with you on your immigration needs, but generally speaking, we do not anticipate any impact on your work authorization, as you will continue to be employed by the same business entity.

11.	Will Creative employees be given the same consideration, opportunities, and resources as they've had at Activision Blizzard? Is creativity valued at Microsoft?

•	Microsoft recognizes and values the depth of talent and creative expertise at Activision Blizzard. In fact, Activision Blizzard's employees are a driving force behind the combination for Microsoft.

12.	How will this impact remote work policies while we move towards close? Is Microsoft flexible about working from home or remote working?

•	Until transaction close it remains business as usual and we expect that Activision Blizzard's work from home policy will remain unchanged.

•	We are still working to finalize the specifics of the future organization and do not have more information at this time. However, we are committed to providing updates as we are able.

13.	Will I need to relocate before the deal is closed? What about after the deal is closed?

•	Until transaction close it remains business as usual with no relocations associated with the deal.

Partnerships, platforms, and pipeline

14.	How does this transaction impact existing partner agreements (i.e., Sony, Google, Apple)? Will this change what we're able to offer our partners or how we structure our agreements?

•	We will honor all existing commitments post close. As with Microsoft's acquisition of Minecraft, we have no intent to remove any content from platforms where it exists today.

•	We would be open to discussions to enter into an agreement to confirm our intent when it is appropriate to do so.

15.	Will Activision Blizzard begin to work with Microsoft partners?

•	At this time, it remains business as usual, and we do not anticipate any changes to existing contracts or partnerships.

•	Players are at the center of everything we do at Activision Blizzard and Microsoft, and both teams will continue to provide great games and services to their players and partners.

•	We are still working to finalize the specifics of the future organization and will provide updates as we are able.

16.	Does this mean Microsoft has to approve all business decisions at Activision Blizzard?

•	Until transaction close both companies will continue to operate independently.

17.	What will the relationship between Xbox and Activision Blizzard be?

•	Activision Blizzard's games exist on a variety of platforms today, and we plan to continue supporting those communities moving forward.

•	The transaction is about increasing the availability of Activision Blizzard's content across more platforms. This is consistent with Microsoft's commitment to giving players more choice to play the games they want, anywhere.

18.	How will this transaction affect our pipeline and existing games? How will current projects be affected by the transaction? After the deal closes, will we work on non-Activision Blizzard titles/products within Microsoft/Xbox/Bethesda?

•	We do not anticipate that this news will affect the rollout of Activision Blizzard's current pipeline or existing games.

•	Until close it remains business as usual and both companies will continue to operate independently. We are still working to finalize the specifics of the future organization. For now, we ask that you stay focused on your current responsibilities.

19.	Will this acquisition increase Activision Blizzard's ability to create new products and focus on innovation?

•	This transaction is predominantly about growth and Microsoft's diversified operation will create meaningful opportunities for future development and innovation.

•	This deal will combine Activision Blizzard's audience, IP, and iconic games with Microsoft's secure technology and platform to create a new company that can increase competition in the metaverse.

Culture

20.	What is the culture like at Microsoft? What are their values? Are the cultures complementary?

•	Microsoft's values and culture are closely aligned with ours.

•	Microsoft has long focused on creating an inclusive and diverse workplace culture that fosters creativity and innovation. The company's corporate values are founded on three pillars: respect, integrity, and accountability.

•	Bobby intends for Activision Blizzard to be one of the world's most inclusive, respected, and respectful workplaces and he has made achieving this objective one of his top priorities for the near- and long-term. This transaction will not change that.

•	Our leadership team has discussed the company's goals at length with Microsoft and they have reviewed the renewed culture commitment and actions we have done so far, and the efforts we've undertaken. Microsoft is supportive of the goals and the work being done.

21.	Will Activision Blizzard's recently implemented policies (i.e., zero-tolerance policy, arbitration, the Board Workplace Responsibility Committee) be carried over to Microsoft? Will we continue to provide updates on data, ongoing transparency, hiring DEI leaders, etc.? What will Microsoft do to ensure a positive, safe workplace?

•	We don't anticipate the announcement will interrupt any of the actions Activision Blizzard's leadership team has implemented throughout 2021 and is continuing to implement in 2022 with regards to improving Activision Blizzard's workplace.

•	We will leverage Microsoft's DEI initiatives/resources to support our commitment to creating a great workplace.

22.	What is Microsoft's position on what has transpired at Activision Blizzard to-date?

•	We are unable to speak on behalf of Microsoft. However, Activision Blizzard's leadership team has discussed the company's goals at length with Microsoft, and Microsoft has reviewed the renewed culture commitment and actions we have done so far, and the efforts they've undertaken. Microsoft is supportive of the goals and the work being done.

23.	I saw Microsoft is doing a third-party report based on its sexual harassment and gender discrimination policies. Can you share more?

•	Microsoft has also recently implemented a process to review the effectiveness of its sexual harassment and gender discrimination policies and practices. The company is committed to learning from the review so it can continue to improve employee experiences.

24.	Will the proposed EEO Coordinator and third-party equal employment opportunity consultant continue post-acquisition? What is Activision Blizzard's agreement with EEOC in light of the acquisition?

•	These proposals by Activision Blizzard and the EEOC are pending confirmation by the court to which the consent decree has been submitted. We will continue to work with the EEOC to secure approval of the settlement that will drive best-in-class policies and procedures and secure a claims fund for eligible Activision Blizzard employees.

Path to close / Integration

25.	What are the next steps? When is the transaction expected to close and when will integration efforts begin?

•	The transaction is expected to close in Microsoft's fiscal year ending in June 2023 subject to approval by Activision Blizzard 's shareholders, including many of you, and the satisfaction of customary regulatory approvals and other customary closing conditions.

•	We are at the beginning of a comprehensive integration planning process to help finalize the specifics of the future organization. While we do not have additional information at this time, we are committed to providing updates as we are able and providing a smooth transition for employees, gamers, and business partners.

26.	Will Bobby remain CEO of Activision Blizzard under Microsoft?

•	Bobby will continue to serve as CEO of Activision Blizzard, and he and his team will maintain their focus on driving the company's culture change and accelerating business growth until closing. Once the deal closes, the Activision Blizzard business will report to Phil Spencer, CEO, Microsoft Gaming.

27.	How and when will Activision Blizzard be integrated into Microsoft? Will we become part of Microsoft's Gaming Division?

•	Activision Blizzard will be housed within Microsoft's Gaming Division.

•	The integration will occur following the close of the transaction which is expected to occur in Microsoft's fiscal year ending June 2023.

28.	Will Rob Kostich, Mike Ybarra, Humam Sakhnini, Brandon Snow, and Clement Xue continue in their roles following close?

•	Once the deal closes, the Activision Blizzard business will report to Phil Spencer, CEO, Microsoft Gaming.

29.	Will Activision's studios remain independent?

•	This acquisition follows other successful gaming acquisitions by Microsoft - Mojang and ZeniMax - where the company demonstrated how to empower developers and creators to do their best work and reach new audiences without compromising their creative vision.

•	We are at the beginning of a comprehensive integration planning process to help finalize the specifics of the future organization. While we do not have additional information at this time, we are committed to providing updates as we are able.

30.	Before the deal closes, how should our teams work with Microsoft's teams?

•	Teams will only be able to interact to discuss planning for the integration following transaction close. Until then, Activision Blizzard and Microsoft will continue to operate as independent companies.

31.	What will happen to Activision Blizzard's headquarters? Will any offices or studios be closed or moved as a result of this transaction? Will Activision Blizzard's existing offices remain and/or be converted to Microsoft offices?

•	We are still working to finalize the specifics of the future organization and will to provide updates as we are able.

32.	Before the deal closes, will Activision Blizzard be able to use Microsoft resources to support its goals?

•	No, and vice versa. Both companies will continue to operate independently until transaction close, which we expect to be in Microsoft's fiscal year ending June 2023.

33.	After the deal closes, what will be the future of CODE? Does CODE still plan to hold its postponed CODE Bowl?

•	CODE is not a part of Activision Blizzard. It is an independent non-profit organization.

•	We are at the beginning of a comprehensive integration planning process that will help finalize the specifics of the future organization and this will take some time. There are currently no changes to our anticipated events or pipeline.

34.	How will this deal impact the Activision Publishing, Blizzard, King, AB Media, and Esports organizations?

•	Microsoft has made it clear that they want to preserve and grow the value that Activision Blizzard brings, and that includes the talented teams across the company.

•	We believe Microsoft's diversified operation will create meaningful opportunities for you and will provide us with access to additional world-class developer talent who will collaborate with our existing, incredible talent.

•	We are at the beginning of a comprehensive integration planning process to help finalize the specifics of the future organization and while we do not have additional information at this time, we are committed to providing updates as we are able.

External communications

35.	Should I post on internal or external social media about the transaction? What should I do if someone asks me a question on social media about the transaction?

•	Activision Blizzard Communications is speaking on behalf of the company about this transaction. We would request that employees refrain, and others please make clear that their social media comments are not on behalf of the company or necessarily represent the company's view. You can review our social media policy on the Hub.

36.	If a reporter asks me about this transaction, how should I respond?

•	Do not provide any response and direct them to Helaine Klasky ([email alias]) immediately.

Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction and business combination between Microsoft Corporation ("Microsoft") and Activision Blizzard, Inc. ("Activision Blizzard"), including statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words "believe," "project," "predicts," "budget," "forecast," "continue," expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "could," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions (or the negative versions of such words or expressions). Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Activision Blizzard's business and the price of the common stock of Activision Blizzard, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Activision Blizzard and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on Activision Blizzard's business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of Activision Blizzard or Microsoft and potential difficulties in Activision Blizzard employee retention as a result of the transaction, (vi) risks related to diverting management's attention from Activision Blizzard's ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against Microsoft or against Activision Blizzard related to the merger agreement or the transaction, (viii) the ability of Microsoft to successfully integrate Activision Blizzard's operations, product lines, and technology, the impact of the COVID-19 pandemic on Activision Blizzard's business and general economic conditions, (ix) restrictions during the pendency of the proposed transaction that may impact Activision Blizzard's ability to pursue certain business opportunities or strategic transactions and (x) the ability of Microsoft to implement its plans, forecasts, and other expectations with respect to Activision Blizzard's business after the completion of the proposed merger and realize additional opportunities for growth and innovation. In addition, please refer to the documents that Microsoft and Activision Blizzard file with the Securities and Exchange Commission (the "SEC") on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this document. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Microsoft and Activision Blizzard assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

In connection with the transaction, Activision Blizzard will file relevant materials with the SEC, including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Activision Blizzard will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF ACTIVISION BLIZZARD ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ACTIVISION BLIZZARD WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ACTIVISION BLIZZARD AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Activision Blizzard with the SEC, may be obtained free of charge at the SEC's website (http://www.sec.gov) or at Activision Blizzard's website (https://investor.Activision.com) or by writing to Activision Blizzard, Investor Relations, 3100 Ocean Park Boulevard, Santa Monica, California, 90405.

Activision Blizzard and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Activision Blizzard's stockholders with respect to the transaction. Information about Activision Blizzard's directors and executive officers and their ownership of Activision Blizzard's common stock is set forth in Activision Blizzard's proxy statement on Schedule 14A filed with the SEC on April 30, 2021 as amended on May 3, 2021. To the extent that holdings of Activision Blizzard's securities have changed since the amounts printed in Activision Blizzard's proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.